                                                    REGISTRATION NO. 333-44036

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 5 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              PETSVETSANDYOU, INC.
              (EXACT NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

         FLORIDA                            5999                        59-3619483
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)     IDENTIFICATION NUMBER)

                               JAMES J. CARLSTEDT
                            C/O PETSVETSANDYOU, INC.
                           10919 N. DALE MABRY HIGHWAY
                              TAMPA, FLORIDA 33618
                                 (813) 960-5601
            (ADDRESS OF PRINCIPAL PLACE OF BUSINESS AND NAME, ADDRESS
                   AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                 PLEASE ADDRESS A COPY OF ALL COMMUNICATIONS TO:

                               R. REID HANEY, ESQ.
                               KALISH & WARD, P.A.
                        101 E. KENNEDY BLVD., SUITE 4100
                              TAMPA, FLORIDA 33602
                          TELEPHONE NO. (813) 222-8700
                          TELECOPIER NO. (813) 222-8701

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                                       1

        If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(d)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                            PROPOSED
                                                             MAXIMUM      PROPOSED MAXIMUM
                                                            OFFERING         AGGREGATE          AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES       AMOUNT TO BE       PRICE PER    OFFERING PRICE (1)   REGISTRATION
          TO BE REGISTERED                REGISTERED         SHARE                               FEE(1)

Class A Common Stock, par value
$.005 per share                           4,200,000           $6.25         $26,250,000          $7,623

Preferred Stock, par value $.005          1,400,000           $6.25          $8,750,000          $2,310
per share

(1) Previously paid.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a),
MAY DETERMINE.

                                       2

              Application for Withdrawal of Registration Statement

        The Registrant hereby applies to the Commission for withdrawal of its registration statement. The grounds for the request for withdrawal are that the
Registrant has failed to meet the minimum unit sales requirements for the offering and has terminated all efforts and activities with respect to the offering. No securities were sold in connection with the offering.

                                       3

                                   Signatures
                 [for Amendment No. 5 to Registration Statement]

        In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and has authorized this
Registration Statement to be signed on its behalf by the undersigned, in the
City of Tampa, Florida, on March 26, 2002.

                                             PetsVetsandYou, Inc.

                                             By:/s/ James J. Carlstedt
                                                James J. Carlstedt, President